The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 10, 2000

Prospectus   supplement   dated   ____________,   ____  (to   prospectus   dated
____________, ____)



                              $ ___________________
                Residential Funding Mortgage Securities II, Inc.
                                  Depositor

                          RFMSII Series ________ Trust
                                     Issuer

                        Residential Funding Corporation
                                Master Servicer

           Home Equity Loan Pass-Through Certificates, Series ______


Offered Certificates    The trust  will  issue  eight  classes  of
                        senior   certificates   offered  under  this  prospectus
                        supplement, backed by a pool of closed-end, primarily second lien fixed rate home equity mortgage loans

Credit Enhancement      Credit enhancement for the certificates consists of:
                         o   excess interest and overcollateralization; and
                         o   a certificate guaranty insurance policy issued by
                               _____________________.

                                [Insurer's logo]



You should consider carefully the risk factors beginning on page S-_ in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

_________ will offer the certificates to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately _____% of the principal balance of the certificates plus accrued interest, before deducting expenses.

                              [Name of Underwriter]

                                   Underwriter

 Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is (612) 832-7000.



                                Table of Contents

Summary.....................................................................................S-
Risk Factors................................................................................S-
    Risks Associated with the Mortgage Loans................................................S-
    Limited Obligations.....................................................................S-
    Liquidity Risks.........................................................................S-
    Special Yield and Prepayment Considerations.............................................S-
Introduction................................................................................S-
Description of the Mortgage Pool............................................................S-
    General.................................................................................S-
    Payments on the Simple Interest Mortgage Loans..........................................S-
    Balloon Loans...........................................................................S-
    Mortgage Pool Characteristics...........................................................S-
    Underwriting Standards..................................................................S-
    Optional Repurchase of Defaulted Mortgage
        Loans...............................................................................S-
    The Initial Subservicer.................................................................S-
    Residential Funding.....................................................................S-
    Delinquency and Loss Experience of the
        Master Servicer's Portfolio.........................................................S-
    Additional Information..................................................................S-
Description of the Certificates ............................................................S-
    General.................................................................................S-
    Book-Entry Registration of the Offered
        Certificates........................................................................S-
    Distributions...........................................................................S-
    Available Distribution Amount...........................................................S-
    Interest Distributions..................................................................S-
    Principal Distributions.................................................................S-
    Overcollateralization Provisions........................................................S-
    Excess Loss Amounts.....................................................................S-
    Certificate Guaranty Insurance Policy...................................................S-

The Credit Enhancer.........................................................................S-
Year 2000 Considerations....................................................................S-
    Overview of the Year 2000 Issue.........................................................S-
    Overview of Residential Funding's Y2K
        Project.............................................................................S-
    Y2K Project Status......................................................................S-
    Risks Related to Y2K....................................................................S-
Material Yield and Prepayment Considerations................................................S-
    General.................................................................................S-
    Fixed Strip Certificate Yield Considerations............................................S-
Pooling and Servicing Agreement.............................................................S-
    General.................................................................................S-
    The Master Servicer.....................................................................S-
    Servicing and Other Compensation and
        Payment of Expenses.................................................................S-
    Refinancing of Senior Lien .............................................................S-
    Collection and Liquidation Practices; Loss
        Mitigation..........................................................................S-
    Voting Rights...........................................................................S-
    Termination.............................................................................S-
Material Federal Income Tax Consequences....................................................S-
Method of Distribution......................................................................S-
Legal Opinions..............................................................................S-
Experts ....................................................................................S-
Ratings ....................................................................................S-
Legal Investment............................................................................S-
ERISA Considerations........................................................................S-
Annex I:    Global Clearance, Settlement
            and Tax Documentation Procedures...............................................I-1


                                     SUMMARY

    The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust ....................RFMSII Series ________ Trust.

Titleof  the  offered   securities..............Home  Equity  Loan  Pass-Through
     Certificates, Series _____________.

Depositor ..........................Residential  Funding Mortgage Securities II,
     Inc., an affiliate of Residential Funding Corporation.

Master servicer ....................Residential Funding Corporation.

Trustee.............................______________.

Credit enhancer ....................______________.

Mortgage   pool    .....................    _____   closed   end,    fixed-rate,
     fully-amortizing and balloon payment home equity mortgage loans with an aggregate principal balance of approximately ______________ as of the close of business on the day prior to the cut-off date. The mortgage loans are secured primarily by second liens on one- to four-family residential properties.

Cut-off date .......................______________.

Closing date .......................On or about ______________.

Payment dates ......................Beginning in ______________ on the ___
                                    of each month or, if the ___ is not a business day, on the next business day.

Scheduled final distribution date ..______________.  The
                                    actual final distribution date could be substantially earlier.

Form of certificates ...............Book-entry.

                                    See        "Description        of        the
                                    Certificates--Book-Entry Registration of the
                                    Offered Certificates" in this prospectus supplement.

Minimum denominations ..............[Class A] Certificates: $______________.

                                    [Class IO] Certificates: $____________
                                    (notional balance).

Legal investment ...................The  certificates  will  not  be
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                    See "Legal Investment" in this prospectus supplement and the prospectus.



                                     Offered Certificates

                         Pass-
                        Through  Initial Principal   Initial Rating
        Class             Rate   Balance               _____/_____           Designation

---------------------- --------------------------- ---------------------------------------------
[Class A-I] Certificates:

-------------------------------------------------- ---------------------------------------------
        [A-I-1             _____%  $_________          AAA/AAA          Senior/Fixed Rate]
---------------------- --------------------------- ---------------------------------------------
        [A-I-2             _____%  $_________          AAA/AAA          Senior/Fixed Rate]
---------------------- --------------------------- ---------------------------------------------
        [A-I-3             _____%  $_________          AAA/AAA          Senior/Fixed Rate]
---------------------- --------------------------- ---------------------------------------------
        [A-I-4             _____%  $_________          AAA/AAA          Senior/Fixed Rate]
---------------------- --------------------------- ---------------------------------------------
        [A-I-5             _____%  $_________          AAA/AAA          Senior/Fixed Rate]
---------------------- --------------------------- ---------------------------------------------
        [A-I-6             _____%  $_________          AAA/AAA      Senior/Lockout/Fixed Rate]
---------------------- --------------------------- ---------------------------------------------
Total [Class A-I]
Certificates:                      $_________
---------------------- --------------------------- ---------------------------------------------
[Class A-II] Certificates:
                                                                        Senior/Fixed Rate/Pass-
        [A-II              _____%  $_________           AAA/AAA               Through]
---------------------- --------------------------- ---------------------------------------------
Total Class A
Certificates:                      $_________
---------------------- --------------------------- ---------------------------------------------
[Class IO] Certificates:

-------------------------------------------------- ---------------------------------------------
                                                                       Senior/Interest Only/Fixed
         [IO               _____%   $_______            AAA/AAAr            Rate]
---------------------- --------------------------- ---------------------------------------------
Total offered
certificates:                       $_______
---------------------- --------------------------- ---------------------------------------------
                            Non-offered Certificates

------------------------------------------------------------------------------------------------
Class R Certificates:

-------------------------------------------------- ---------------------------------------------
        R[-I]              _____%  $_______               NA/NA       Subordinate/Residual
---------------------- --------------------------- ---------------------------------------------
        [R-II              _____%  $_______               NA/NA       Subordinate/Residual]
---------------------- --------------------------- ---------------------------------------------
Total offered and non-
offered certificates:              $_______
---------------------- --------------------------- ---------------------------------------------


The Trust

The depositor will establish RFMSII Series ______ Trust, a Delaware business trust to issue the Home Equity Loan Pass-Through Certificates, Series _____. The trust will be established, and the certificates will be issued by the trust, under a pooling and servicing agreement. The assets of the trust will consist of the home loans and related assets.

The Mortgage Pool

The mortgage loans consist of two groups, group I and group II, of which ______% and ______%, respectively, are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The group I loans have the following characteristics as of the cut-off date:

Minimum principal
balance                         $_____
Maximum principal
balance                         $_____
Average principal balance       _____
Range of loan rates             _____% to _____%
Weighted Average loan
rate                            _____%
Range of original terms to      _____ to _____
  maturity                      months
Weighted average original
  term to maturity              _____ months
Range of remaining terms        _____ to _____
  to maturity                   months
Weighted average
  remaining term to
  maturity                      _____ months
Range of combined loan-
  to-value ratios               _____% to _____%
Weighted average                _____%
  combined loan-to-value
  ratios

The group II loans have the following characteristics as of the cut-off date:

Minimum principal
balance                         $_____
Maximum principal
balance                         $_____
Average principal balance       _____
Range of loan rates             _____% to _____%
Weighted Average loan
rate                            _____%
Range of original terms t       _____ to _____
  maturity                      months
Weighted average original
  term to maturity              _____ months
Range of remaining terms        _____ to _____
  to maturity                   months
Weighted average
  remaining term to
  maturity                      _____ months
Range of combined loan-
  to-value ratios               _____% to _____%
Weighted average                _____%
  combined loan-to-value
  ratios

See "Description of the Mortgage Pool" in this prospectus supplement.

Distributions on the Certificates

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The amounts available for distribution include:

  o     collections of monthly payments on
        the mortgage loans, including
        prepayments and other unscheduled
        collections minus
  o     fees and expenses of the subservicers
        and the master servicer.

See "Description of the Certificates--Available Distribution Amount" in this prospectus supplement.

Distributions. Distributions to
certificateholders will be made from principal and interest collections as follows:

  o     Distribution of interest to the
        certificates
  o     Distribution of principal to the
        certificates
  o     Distribution of principal to the
        certificates to cover some losses
  o     Payment to the credit enhancer its
        premium for the policy
  o     Reimbursement to the credit enhancer
        for some  prior draws made on the
        policy
  o     Distribution of additional principal to
        the certificates if the level of
        overcollateralization falls below what
        is required
  o     Payment to the credit enhancer for any
        other amounts owed
  o     Distribution of any remaining funds to
        the Residual Certificates

Principal payments on the certificates will be as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

In addition, payments on the certificates will be made on each distribution date from draws on the certificate guaranty insurance policy, if necessary. Draws will cover shortfalls in amounts available to pay interest on the certificates at the pass-through rates plus any unpaid losses allocated to the certificates.

Credit Enhancement

The credit enhancement for the benefit of the certificates consists of:

Excess Interest. Because more interest is paid by the mortgagors than is necessary to pay the interest on the certificates each month, there will be excess interest. Some of this excess interest may be used to protect the certificates against some losses, by making an additional payment of principal up to the amount of the losses.

Overcollateralization. Although the aggregate principal balance of the mortgage loans is $__________, the trust is issuing only $__________ aggregate principal amount of certificates. The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

Policy. On the closing date, the credit enhancer will issue the certificate guaranty insurance policy in favor of the trustee. The policy will unconditionally and irrevocably guarantee interest on the certificates at the related pass-through rates and will cover any losses allocated to the certificates if not covered by excess interest or overcollateralizations.

Optional Termination


On any payment date on which the principal balance of the mortgage loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining mortgage loans.

Under  an  optional   purchase,   the  outstanding   principal  balance  of  the
certificates will be paid in full with accrued interest.

Ratings

When issued, the certificates will receive the ratings listed on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the certificates.

Legal Investment

The certificates will not be "mortgage related securities" for purposes of the SMMEA. You should consult your legal advisors in determining whether and to what extent the certificates constitute legal investments for you.

ERISA Considerations

The certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the certificates.

See "ERISA Considerations" in this

prospectus supplement and in the
accompanying prospectus.

Tax Status

For federal income tax purposes, the trust will be treated as two real estate mortgage investment conduits. The certificates will represent ownership of regular interests in the trust and will be treated as debt for federal income tax purposes. The trust itself will not be subject to tax.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.


                                  RISK FACTORS

        The certificates are not suitable investments for all investors. In particular, you should not purchase the certificates unless you understand the prepayment, credit, liquidity and market risks associated with the certificates.

        The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

        You should carefully consider, among other things, the following factors in connection with the purchase of the certificates:

Risks Associated with the Mortgage Loans

The return on your certificates may be reduced by losses on the mortgage loans, which are more likely because they are junior liens.


     ______% of the mortgage loans included in the mortgage loan pool are secured by second mortgages or deeds of trust. Proceeds from liquidation of the property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the mortgage loan as a bad debt. The foregoing risks are particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios or low junior ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical. As of the cut-off date, the weighted average combined loan-to-value ratio of the mortgage loans is ______%, and approximately ______% of the mortgage loans will have combined loan-to-value ratios in excess of ________%.


Delays in payment on your certificates may result because the master servicer is not required to advance delinquent monthly payments on the mortgage loans.

     The master servicer is not obligated to advance scheduled monthly payments of principal and interest on mortgage loans that are delinquent or in default. The rate of delinquency and default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

The return on your certificates may be reduced in an economic downturn.

     Mortgage loans similar to those included in the mortgage loan pool have been originated for a limited period of time. During this time, economic conditions nationally and in most regions of the country economic have been generally favorable. However, a deterioration in conditions could adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the mortgage loans.

The origination disclosure practices for the mortgage loans could create liabilities that may affect your certificates.

     ______% of the mortgage loans included in the mortgage loan pool are subject to special rules, disclosure requirements and other regulatory provisions because they are high cost loans.

     Purchasers or assignees of these mortgage loans, including the trust, could be exposed to all claims and defenses that the mortgagors could assert against the originators of the mortgage loans. Remedies available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Certain Legal Aspects of the Trust Assets and Related Matters" in the prospectus.


The underwriting standards for the mortgage loans create greater risks to you, compared to those for first lien loans.


     The underwriting standards under which the mortgage loans were underwritten are analogous to credit lending, rather than mortgage lending, since underwriting decisions were based primarily on the borrower's credit history and capacity to repay rather than on the value of the collateral upon foreclosure. The underwriting standards allow loans to be approved with combined loan-to-value ratios of up to 125%. See "Description of the Mortgage Pool--Underwriting Standards" in this prospectus supplement.
     Because of the relatively high combined loan-to-value ratios of the mortgage loans and the fact that the mortgage loans are secured by junior liens, losses on the mortgage loans will likely be higher than on first lien mortgage loans.

The return on your certificates may be particularly sensitive to changes in real estate markets in specific areas.

     One risk of investing in the certificates is created by concentration of the related mortgaged properties in one or more geographic regions. Approximately ____% of the cut-off date principal balance of the mortgage loans are located in California. If the regional economy or housing market weakens in California, or in any other region having a significant concentration of the properties underlying the mortgage loans, the mortgage loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to certificateholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.

The reloading of debt could increase your risk.

     With respect to mortgage loans which were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the mortgage loans.

Loss Mitigation
Practices

The release of a lien may increase your risk.

     The master servicer may use a wide variety of practices to limit losses on the mortgage loans. The servicing agreement permits the master servicer to release the lien on a limited number of mortgaged properties securing the mortgage loans, if the mortgage loan is current in payment. See "Pooling and Servicing Agreement--Refinancing of Senior Lien" and "--Collection and Liquidation Practices; Loss Mitigation" in this prospectus supplement.

Limited Obligations

Payments on the mortgage loans, together with the certificate guaranty insurance policy, are the sole source of payments on your certificates.

     Credit enhancement includes excess interest, overcollateralization and the certificate guaranty insurance policy. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the certificates. If any losses are incurred on the mortgage loans that are not covered by the credit enhancement, the holders of the certificates will bear the risk of these losses.

Liquidity Risks

You may have to hold your certificates to maturity if their marketability is limited.

     A secondary market for your certificates may not develop. Even if a secondary market does develop, it may not continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of the certificates.


Special Yield and Prepayment Considerations

The yield to maturity on your certificates will vary depending on the rate of prepayments.

       The yield to maturity of the certificates will depend on a variety of factors, including:

       o the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                         o       the pass-through rate for that class; and

                         o       the purchase price.

                         The rate of prepayments is one of the most important and least predictable of these factors.

                         In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

The rate of prepayments on the mortgage loans will vary depending on future market conditions and other factors.

     Since mortgagors can generally prepay their mortgage loans at any time, the rate and timing of principal payments on the certificates are highly uncertain. Generally, when market interest rates increase, mortgagors are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the pass-through rate on your class of certificates.

     Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans.

     ______% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the related prepayment period. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

The yield on your certificates will be affected by the specific forms that apply
to  that  class  discussed  below.   [Class  A-I  Certificates  and  Class  A-II
Certificates

     The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of some yield considerations and prepayment sensitivities of each class.

     See "Material Yield and Prepayment Considerations" in this prospectus supplement.

[Class A-I Certificates and Class A-II Certificates]

     The Class A-I Certificates will receive principal payments primarily from the group I mortgage loans. The Class A-II Certificates will receive principal payments primarily from the group II loans. Therefore, the yields on the Class A-I Certificates and Class A-II Certificates will be sensitive to the rate and timing of principal prepayments and defaults on the mortgage loans in their respective loan groups.]

[Class A-I Certificates

     The Class A-I Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on the Class A-I Certificates having a earlier priority of payment will be affected by the rates of prepayment of the group I loans early in the life of the mortgage pool. Those classes of Class A-I Certificates with a later priority of payment will be affected by the rates of prepayment of the group I loans experienced both before and after the commencement of principal distributions on those classes.]

     See "Description of the Certificates--Principal Distributions" in this prospectus supplement.

[Class A-I-6 Certificates

     It is not expected that the Class A-I-6 Certificates will receive any distributions of principal until the distribution date in __________. Until the distribution date in ____________, the Class A-I-6 Certificates may receive a portion of principal prepayments that is smaller than its pro rata share of principal payments from the mortgage loans.]

[Class IO Certificates

     An extremely rapid rate of principal prepayments on the mortgage loans could result in the failure of investors in the Class IO Certificates to fully recover their initial investments.]

     See "Material Yield and Prepayment Considerations" and especially "--Fixed Strip Certificate Yield Considerations" in this prospectus supplement.

                                         INTRODUCTION

        The depositor will establish a trust with respect to Series _______ on the closing date, under a pooling and servicing agreement among the depositor, the master servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans, that in the aggregate will constitute a mortgage pool, secured by closed end, fixed-rate, fully amortizing and Balloon Loans.

        Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                               DESCRIPTION OF THE MORTGAGE POOL

General

        The mortgage pool will consist of approximately _______ mortgage loans having an aggregate principal balance outstanding as of the close of business on the day prior to the cut-off date of $_______. The mortgage pool will consist of two groups of mortgage loans, Loan Group I and Loan Group II, and each, a Loan Group, designated as the Group I Loans and Group II Loans. _______% of the mortgage loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential real properties and the remainder are secured by first liens. In each case, the property securing the mortgage loan is referred to as the mortgaged property. The mortgage loans will consist of fixed-rate, fully-amortizing and balloon payment mortgage loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years with respect to __%, __%, __%, __% and __% of the mortgage loans, respectively, from the date of origination or modification. With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate cut-off date balance unless otherwise indicated.

        All of the mortgage loans were purchased by the depositor through its affiliate, Residential Funding Corporation in that capacity, the seller from banks, savings and loan associations, mortgage bankers, investment banking firms and other home equity loan originators and sellers, under the seller's Home Equity Program, on a servicing released basis. __% of the mortgage loans were acquired by the seller from HomeComings Financial Network, Inc., an affiliate of the seller. No unaffiliated seller sold more than __% of the mortgage loans to Residential Funding. All of the mortgage loans will be serviced by GMAC Mortgage Corporation. See "--The Initial Subservicer" below.

        All of the mortgage loans were underwritten in conformity with or in a manner generally consistent with the Home Equity Program. See "--Underwriting Standards" below.

        The depositor and Residential Funding will make some limited representations and warranties regarding the mortgage loans as of the closing date. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs if the breach materially adversely affects the interests of the certificateholders or the credit enhancer under "Description of the Certificates-Certificate Guaranty Insurance Policy" in that mortgage loan. Each seller has made or will make some limited representations and warranties regarding the related mortgage loans, as of the date of their purchase by Residential Funding. However, the representations and warranties will not be assigned to the trustee for the benefit of the holders of the certificates, and therefore a breach of the representations and warranties will not be enforceable on behalf of the trust. See "Mortgage Loan Program--Qualifications of Sellers" and "--Representations Relating to Mortgage Loans" and "Description of the Securities--Review of Trust Assets" in the prospectus.

Payments on the Simple Interest Mortgage Loans

        __% and __% of the Group I Loans and Group II Loans, respectively, are Simple Interest Mortgage Loans, which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that mortgage loan multiplied by the mortgage rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on that mortgage loan. As payments are received, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

        Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

        On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the mortgage loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the mortgage loan.

        The remaining __% and __% of the Group I Loans and Group II Loans, respectively, are Actuarial Mortgage Loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

Balloon Loans

        __% and __% of the Group I Loans and Group II Loans, respectively, are Balloon Loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a Balloon Payment on the respective scheduled maturity date. The existence of a Balloon Payment will require the related mortgagor to refinance the mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the depositor, the master servicer or the trustee is obligated to refinance any Balloon Loan. The policy issued by the credit enhancer will provide coverage on any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a mortgagor to make its Balloon Payment. See "Description of the Certificates--Certificate Guaranty Insurance Policy" in this prospectus supplement.

Mortgage Pool Characteristics

        All of the mortgage loans have principal and interest payable monthly on various days of each month as specified in the mortgage note, each a due date.

        In connection with each mortgage loan that is secured by a leasehold interest, the related seller will have represented to Residential Funding that, among other things:

o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

o residential property in the area consisting of leasehold estates is readily marketable;

o the lease is recorded and no party is in any way in breach of any provision of the lease;

o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

o the remaining term of the lease does not terminate less than ten years after the maturity date of that mortgage loan.

        __% of the Group I Loans and __% of the Group II Loans provide for payment of a prepayment charge, if these loans prepay within a specified time period. The prepayment charge generally is the maximum amount permitted under applicable state law. __% of the Group I Loans and __% of the Group II Loans provide for payment of a prepayment charge for full prepayments made within approximately three years of the origination of the mortgage loans in an amount calculated in accordance with the terms of the related mortgage note. The master servicer will be entitled to all prepayment charges and late payment charges received on the mortgage loans and these amounts will not be available for payment on the certificates.

        As of the cut-off date, no mortgage loan will be 30 days or more delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "--Delinquency and Loss Experience of the Master Servicer's Portfolio," below.

        As of the cut-off date, __% and __% of the Group I Loans and Group II Loans, respectively, were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required. See "Risk Factors--Risk of Loss" in this prospectus supplement and "Certain Legal Aspects of the Trust Assets and Related Matters--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

        No mortgage loan provides for deferred interest, negative amortization or future advances.

        With respect to each mortgage loan, the combined LTV ratio will be the ratio, expressed as a percentage, of:

        o      the sum of:
               o      the original principal balance of the mortgage loan and
               o      any  outstanding   principal  balance,   at  the  time  of
                      origination of the mortgage loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property, to

     o the appraised value, or, to the extent permitted by Residential Funding's Client Guide, the Stated Value.

        The appraised value for any mortgage loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the mortgage loan, which may have been obtained at an earlier time; provided that if the mortgage loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

        With respect to not more than __% and __% of the Group I Loans and Group II Loans, respectively, the Stated Value will not be the appraised value, but will be the value of the mortgaged property as stated by the related mortgagor in his or her loan application. See "Trust Asset Program--Underwriting Standards" in the prospectus and "Description of the Mortgage Pool--Underwriting Standards" in this prospectus supplement.

        __% and __% of the Group I Loans and Group II Loans, respectively, were originated under full documentation underwriting programs.

Group I Loans

        None of the Group I Loans were originated prior to ____________ or has a maturity date later than ____________. No Group I Loan has a remaining term to stated maturity as of the cut-off date of less than __ months. The weighted average remaining term to stated maturity of the Group I Loans as of the cut-off date is approximately __ months. The weighted average original term to stated maturity of the Group I Loans as of the cut-off date is approximately __ months. __% of the Group I Loans are fully amortizing and have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity of these Group I Loans of __ months. __% of the Group I Loans are fully amortizing and have original terms of maturity of approximately ten years, with a weighted average remaining term to stated maturity of these Group I Loans of __ months. __% of the Group I Loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of these Group I Loans of __ months. __% of the Group I Loans are fully amortizing and have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity of these Group I Loans of __ months. __% of the Group I Loans are fully amortizing and have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity of these Group I Loans of __ months. The Balloon Loans in Loan Group I have original terms to maturity of approximately fifteen years based on 30-year amortization schedules, with a weighted average remaining term to stated maturity of __ months.

        Below is a description of some additional characteristics of the Group I Loans as of the cut- off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the cut-off date and are rounded to the nearest dollar.

                Original Mortgage Loan Principal Balances of the Group I Loans


                                               Number of
Original Mortgage Loan Principal               Mortgage        Cut-off Date       Percent of
Balances                                        Loans           Balance           Group I Loans
_______________________________________________________________________________________________

   $            -     $                                        $                          %
   $            -     $                                                                   %




                                             S-19





   $            -     $                                                                   %
   $            -     $                                                                   %
   $            -     $                                                                   %
   $            -     $                                                                   %
   $            -     $                                                                   %
   $            -     $                                                                   %
   $            -     $                                                                   %
   $            -     $                                                                   %
   Greater than $                                              $                          %
                                              ----------       ---------------   ---------

        Total.............................                     $                          %
                                              ==========       ==========        =========

        As of the cut-off date, the average unpaid principal balance of the Group I Loans was approximately $_____.

                       Mortgage Rates of the Group I Loans


                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Mortgage Rate (%)                              Loans           Balance           Group I Loans
_______________________________________________________________________________________________


            -                                                  $                       %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %



                                             S-20





            -                                                                          %
            -                                                                          %
                                              -------          -------           --------

                Total.....................                     $                       %

                                              =======          ================= ======

        As of the cut-off date, the weighted average mortgage rate of the Group I Loans was approximately _____% per annum.

                Original Combined LTV Ratios of the Group I Loans

                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Combined LTV Ration(%)                         Loans           Balance           Group I Loans
_______________________________________________________________________________________________



            -                                                  $                       %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
            -                                                                          %
                                              -------          -------           ------

                Total.....................                     $                       %
                                              =======          ========================

        The weighted average original combined LTV ratio of the Group I Loans was approximately __% as of the cut-off date.

                              Junior Ratios of the Group I Loans


                                             S-21



                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Junior Ratio (%)                               Loans           Balance           Group I Loans
_______________________________________________________________________________________________


            -                                                  $                         %
            -                                                                            %
            -                                                                            %
            -                                                                            %
            -                                                                            %
            -                                                                            %
            -                                                                            %
            -                                                                            %
            -                                                                            %
            -                                                                            %
                                               -------         -------             ------

                Total.......................                   $                         %

                                   =======         =======             ======

_____________________

        o Excludes mortgage loans secured by first liens on the related mortgaged property. With respect to each mortgage loan secured by a second lien on the related mortgaged property, the Junior Ratio is the ratio of the original principal balance of the mortgage loan to the sum of (i) the original principal balance of that mortgage loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of that mortgage loan.

 The weighted average Junior Ratio as of the cut-off date was approximately __%.


                Geographic Distribution of Mortgaged Properties of the Group I
Loans

                                               Number of
                                               Mortgage        Cut-off Date       Percent of
State                                          Loans           Balance           Group I Loans
_______________________________________________________________________________________________



                                             S-22






California.................................                     $                    %
Virginia...................................                                          %
Maryland...................................                                          %
New Jersey.................................                                          %
Colorado...................................                                          %
Other......................................                                          %
                                               ---              ---               ---

    Total..................................                     $                    %
                                               ===              ===               ===

    o "Other" includes states and the District of Columbia that contain less than 2.00% of the Group I Loans.

                  Mortgaged Property Types of the Group I Loans

                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Property                                       Loans           Balance           Group I Loans
_______________________________________________________________________________________________

Single Family Residence....................                     $                     %
PUD Detached...............................                                           %
PUD Attached...............................                                           %
Condominium................................                                           %
Multifamily (2-4 Units)....................                                           %
Townhouse/Rowhouse Attached................                                           %
Townhouse/Rowhouse Detached................                                           %
Manufactured Home..........................                                           %
                                               ---              ---                ---

Total......................................                     $                             %
                                               ===              ===                ===========



                             Occupancy Types of the Group I Loans

                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Occupancy (as indicated by mortgagor)          Loans           Balance           Group I Loans
_______________________________________________________________________________________________

Primary Residence..........................                     $                     %
                                               ---              ---                ---
Total......................................                     $                     %
                                               ===              ===                ===


                              Lien Priority of the Group I Loans

                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Lien Property                                  Loans           Balance           Group I Loans
_______________________________________________________________________________________________

Second Lien................................                      $                    %
                                                ---              ---               ---
       Total...............................                      $                    %
                                                ===              ===               ===


                   Remaining Term of Scheduled Maturity of the Group I Loans


                                                Number of
                                               Mortgage        Cut-off Date       Percent of
Months Remaining to Scheduled Maturity        Loans           Balance           Group I Loans
_______________________________________________________________________________________________
                                                                $
                                                                                   %
                                                                                   %
                                                                                   %
                                                                                   %
                                                                                   %



                                             S-24





                                                                                   %

        Total..............................                      $                 %
                                                         =========================================

        The weighted average remaining term to maturity of the Group I Loans as of the cut-off date was approximately ___ months.

                           Year of Origination of the Group I Loans

                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Year of Origination                            Loans           Balance           Group I Loans
_______________________________________________________________________________________________

                                                                 $                    %
                                                                                      %
                                                                                      %
                                                                                      %

       Total...............................                      $                    %
                                                ===              ===               ==========


Group II Loans

        None of the Group II Loans were originated prior to _______ or has a maturity date later than _______. No Group II Loan has a remaining term to stated maturity as of the cut-off date of less than __ months. The weighted average remaining term to stated maturity of the Group II Loans as of the cut-off date is approximately __ months. The weighted average original term to stated maturity of the Group II Loans as of the cut-off date is approximately __ months. __% of the Group II Loans are fully amortizing and have original terms to maturity of approximately five years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. __% of the Group II Loans are fully amortizing and have original terms of maturity of approximately ten years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. __% of the Group II Loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. __% of the Group II Loans are fully amortizing and have original terms to maturity of approximately twenty years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. __% of the Group II Loans are fully amortizing have original terms to maturity of approximately twenty-five years, with a weighted average remaining term to stated maturity of these Group II Loans of __ months. The Balloon Loans in Loan Group II have original terms to maturity of approximately fifteen years based on 30-year amortization schedules, with a weighted average remaining term to stated maturity of __ months.

        Below is a description of some additional characteristics of the Group II Loans as of the cut- off date unless otherwise indicated. Unless otherwise specified, all principal balances of the Group II Loans are approximate percentages by aggregate principal balance of the Group II Loans as of the cut-off date and are rounded to the nearest dollar.

                Original Mortgage Loan Principal Balances of the Group II Loans


                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Original Mortgage Loan Principal Balances       Loans           Balance           Group II Loans
_______________________________________________________________________________________________

     $          -        $                                           $                        %
     $          -        $
     $          -        $
     $          -        $
     $          -        $
     $          -        $
     $          -        $
     $          -        $
     $          -        $
     $          -        $
     Greater than $

          Total...........................                           $                        %
                                                ==========           ==========      ---------

        As of the cut-off date, the average unpaid principal balance of the Group II Loans was approximately $____.


                      Mortgage Rates of the Group II Loans

                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Mortgage Rates (%)                              Loans           Balance           Group II Loans
_______________________________________________________________________________________________

                                                               $                        %















          Total..........................                      $                        %
                                                         ========================================

        As of the cut-off date, the weighted average mortgage rate of the Group II Loans was approximately ___% per annum.


                      Original Combined LTV Ratios of the Group II Loans



                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Combined LTV Ratio (%)                          Loans           Balance           Group II Loans
_______________________________________________________________________________________________

                                                                 $                       %













          Total..........................                         $                       %
                                                         =======================================

        The weighted average original combined LTV ratio of the Group II Loans was approximately ___% as of the cut-off date.


                       Junior Ratios of the Group II Loans



                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Junior Ratio (%)                                Loans           Balance           Group II Loans
_______________________________________________________________________________________________


                                                                 $                     %



                                             S-28


















          Total...........................                       $                   %

                                                        =====================================

------------------
    o Excludes mortgage loans secured by first liens on the related mortgaged property. With respect to each mortgage loan secured by a second lien on the related mortgaged property, the Junior Ratio is the ratio of the original principal balance of the mortgage loan to the sum of (i) the original principal balance of that mortgage loan, and (ii) the unpaid principal balance of any senior lien at the time of the origination of that mortgage loan.

        The weighted average Junior Ratio of the Group II Loans as of the cut-off date was approximately ___%.

                Geographic Distribution of Mortgaged Properties of the Group II
Loans

                                               Number of
                                               Mortgage        Cut-off Date       Percent of
State                                          Loans           Balance           Group II Loans
_______________________________________________________________________________________________

California.................................                         $                   %
Virginia...................................



                                             S-29





Maryland...................................
Washington.................................
Florida....................................
Colorado...................................
Michigan...................................
Georgia....................................
Other......................................

     Total.................................                         $                   %
                                                ================================================

     o "Other" includes states and the District of Columbia that contain less than ___% of the Group II Loans.

                        Mortgaged Property Types of the Group II Loans


                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Property                                        Loans           Balance           Group II Loans
_______________________________________________________________________________________________


Single Family Residence....................                         $                  %
PUD Detached...............................
Condominium................................
PUD Attached...............................
Townhouse/Rowhouse Attached................
Manufactured Home..........................

Total......................................                         $                  %
                                                =================================================


                      Occupancy Types of the Group II Loans



                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Occupancy (as indicated by mortgagor)          Loans           Balance           Group II Loans
_______________________________________________________________________________________________


Primary....................................                         $                   %
Second/Vacation............................

     Total.................................                         $                   %
                                                ================================================


                       Lien Priority of the Group II Loans


                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Lien Priority                                   Loans           Balance           Group II Loans
_______________________________________________________________________________________________


First Lien.................................                         $                   %
Second Lien................................

     Total.................................                         $                   %
                                                 ===============================================


                  Remaining Term of Scheduled Maturity of the Group II Loans



                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Months Remaining to Scheduled Maturity          Loans           Balance           Group II Loans
_______________________________________________________________________________________________


                                                                           $             %





                                             S-31












        Total..............................                                $             %
                                                         ========================================

        The weighted average remaining term to maturity of the Group II Loans of the cut-off date was approximately ___ months.

                    Year of Origination of the Group II Loans


                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Year Of Origination                             Loans           Balance           Group II Loans
_______________________________________________________________________________________________


                                                                           $               %





Total......................................                                $               %
                                                         ========================================

        Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding after the origination of a mortgage loan if the seller does not provide to Residential Funding a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the combined LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.

        The following tables described information as to the Credit Scores of the related mortgagors as used in the origination of the Group I Loans and Group II Loans.

Credit Score Distribution of the Group I Loans


                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Credit Score Range                              Loans           Balance           Group I Loans
_______________________________________________________________________________________________


                                                                    $                       %








                                             S-33








                                                                                             %

Total for Loan Group I.....................                         $                        %
                                                =============================================



                 Credit Score Distribution of the Group II Loans


                                               Number of
                                               Mortgage        Cut-off Date       Percent of
Credit Score Range                              Loans           Balance           Group II Loans
_______________________________________________________________________________________________


                                                                    $                   %










     Total for Loan Group II...............                         $                      %
                                                ==============================================

Underwriting Standards

        The following is a brief description of the various underwriting standards and procedures applicable to the mortgage loans. For a more detailed description of the underwriting standards and procedures applicable to the mortgage loans, see "Trust Asset Program--Underwriting Standards" in the prospectus.

        Residential Funding's underwriting standards with respect to the mortgage loans generally will conform to those published in the Client Guide, including the provisions of the Client Guide applicable to the Home Equity Program. The underwriting standards as described in the Client Guide are continuously revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities. Under the Client Guide, the mortgage loans are generally underwritten by the related seller or by a designated third party, and Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether mortgage loans purchased by it were underwritten in accordance with applicable standards.

        Each seller is an entity approved by Residential Funding for participation in the Home Equity Program. Each seller was required at the time of its approval to meet eligibility requirements, including minimum origination and net worth levels determined by Residential Funding. However, there can be no assurance that any seller currently meets these standards. In most cases, the seller will have originated the mortgage loans sold by it to Residential Funding either directly or through correspondents or loan brokers, and will have underwritten each mortgage loan prior to funding.

        The underwriting standards described in the Client Guide with respect to mortgage loans originated under the Home Equity Program generally require that the mortgage loans be fully documented or that the mortgage loans be supported by alternative documentation. For fully documented loans, a prospective borrower is required to fill out a detailed application providing pertinent credit information. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating thereto, rather than by having the originator obtain independent verifications from third parties, including the borrower's employer or mortgage servicer.

        In determining the adequacy of the mortgaged property as collateral for a mortgage loan originated under the Home Equity Program, an appraisal is made of each property considered for financing. Mortgage loans included in the mortgage pool typically were originated subject to a maximum combined LTV ratio of 100%. The mortgage loans were also subject to a maximum total monthly debt to income ratio of 55%. There can be no assurance that the combined LTV ratio or the debt to income ratio for any mortgage loans will not increase from the levels established at origination.

        The underwriting standards described in the Client Guide with respect to mortgage loans originated under the Home Equity Program may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

Optional Repurchase of Defaulted Mortgage Loans

        Under the pooling and servicing agreement, the master servicer will have the option to purchase from the trust any mortgage loan that is 60 days or more delinquent at a purchase price equal to the unpaid principal balance of the mortgage loan plus its accrued interest.

The Initial Subservicer

        GMAC Mortgage Corporation, an affiliate of the depositor and the master servicer, is the initial subservicer of the mortgage loans. GMAC Mortgage will act as initial subservicer for the mortgage loans under a subservicing agreement with the master servicer. GMAC Mortgage is a wholly-owned indirect subsidiary of General Motors Acceptance Corporation. GMAC Mortgage is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

        GMAC Mortgage's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

Residential Funding

        Residential Funding will be responsible for master servicing the mortgage loans. Responsibilities of Residential Funding will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting and remittances to the trustee to accommodate distributions to certificateholders. In addition, Residential Funding will take over the primary servicing of any mortgage loans currently subserviced by GMAC Mortgage, if the mortgage loans become delinquent. Residential Funding is not required to make advances relating to delinquent payments of principal and interest on the mortgage loans.

        For information regarding foreclosure procedures, see "Description of the Securities--Servicing and Administration of Trust Assets--Realization Upon Defaulted Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with the Residential Funding's business judgment, changes in Residential Funding's portfolio of real estate secured home equity mortgage loans that it services for its clients and applicable laws and regulations, and other considerations.

Delinquency and Loss Experience of the Master Servicer's Portfolio

        The following tables summarize the delinquency and loss experience for all closed-end home equity loans originated or acquired by the master servicer. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the mortgage loans will be similar to that described below.

        As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

        The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the master servicer's home equity mortgage loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of these home equity mortgage loans serviced for each period would be higher than those shown if some of the home equity mortgage loans were artificially isolated at a point in time and the information showed the activity only with respect to the home equity mortgage loans.

        There can be no assurance that the delinquency experience described below will be representative of the results that may be experienced with respect to the mortgage loans serviced by GMAC Mortgage.

                               [INSERT DELINQUENCY TABLES HERE]

        Because collection activity and default management of the home loans subserviced by GMAC Mortgage Corporation will be transferred to Residential Funding Corporation immediately upon delinquency, the loss and delinquency experience of GMAC Mortgage Corporation is not relevant to this transaction and is therefore not included in this prospectus supplement.

Additional Information

        The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems the removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the certificates offered by this prospectus supplement. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates offered hereby are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

        A current report on Form 8-K will be available to purchasers of the certificates offered hereby and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

                         DESCRIPTION OF THE CERTIFICATES

General

        The Series _______ Home Equity Loan Pass-Through Certificates will include the following seven classes of Class A Certificates and one Class of Class IO Certificates:

        [      o      Class A-I-1 Certificates
               o      Class A-I-2 Certificates
               o      Class A-I-3 Certificates
               o      Class A-I-4 Certificates
               o      Class A-I-5 Certificates
               o      Class A-I-6 Certificates or the Lockout Certificates;  and
                      together  with the Class A-I-1  Certificates,  Class A-I-2
                      Certificates,   Class  A-I-3  Certificates,   Class  A-I-4
                      Certificates and Class A-I-5  Certificates,  the Class A-I
                      Certificates
               o      Class A-II Certificates; and
               o      Class IO Certificates, or the Fixed Strip Certificates.

        In addition to the offered certificates, the Series _______ Home Equity Loan Pass-Through Certificates will include two classes of subordinate certificates which are designated as the Class R-I Certificates and Class R-II Certificates, together, the Residual Certificates. Only the Class A Certificates and the Class IO Certificates are offered by this prospectus supplement.

        The certificates will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

               o      the mortgage loans
               o the assets as from time to time that are identified as deposited in respect of the mortgage loans in the
                      Custodial Account and in the Certificate Account and belonging to the trust
               o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure
               o      any applicable insurance policies
               o      the policy; and
               o      all proceeds of the foregoing.

        The Class A-I Certificates and Class A-II Certificates correspond to the Group I Loans and Group II Loans, respectively, as described in the tables in this prospectus supplement under "Description of the Mortgage Pool--Mortgage Pool Characteristics."

        The Class A Certificates will be issued in minimum denominations of $25,000, or a $2,000,000 Notional Amount, in the case of the Fixed Strip Certificates, and integral multiples of $1 in excess thereof.

Book-Entry Registration of the Offered Certificates

        General. Holders of the Class A Certificates, so long as the Class A Certificates are registered in the name of Cede & Co., are collectively referred to as the DTC registered certificates. The DTC registered certificateholders may elect to hold their DTC registered certificates through DTC in the United States, or Clearstream Banking, societe anonyme, formerly CedelBank SA, or Clearstream, a professional depository which holds securities for its participating organizations, or Clearstream customers, or Euroclear in Europe, if they are Euroclear participants or Clearstream customers, as applicable, of their systems, or indirectly through organizations which are participants or customers, as applicable, in their systems.

        The DTC registered certificates will be issued in one or more securities which equal the aggregate Certificate Principal Balance or Notional Amount of the DTC registered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, in those capacities, individually referred to as the relevant depositary and collectively referred to as the European depositaries, which in turn will hold these positions in customers' securities accounts in the depositories' names on the books of DTC. Except as described below, no DTC registered certificateholder will be entitled to receive a physical certificate in fully registered form, or a definitive certificate, representing that security. Unless and until definitive certificates are issued for the DTC registered certificates under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the DTC registered certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the DTC registered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the DTC registered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures. DTC registered certificateholders will not be "Holders" as that term is used in the pooling and servicing agreement.

        The DTC registered certificateholder's ownership of a DTC registered certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the DTC registered certificateholder's account for that purpose. In turn, the financial intermediary's ownership of the DTC registered certificates will be recorded on the records of DTC, or of a firm that is a participant and acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the DTC registered certificateholder's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

        DTC registered certificateholders will receive all payments of principal and interest on the DTC registered certificates from the trustee through DTC and DTC participants. While the DTC registered certificates are outstanding , except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the DTC registered certificates and is required to receive and transmit payments of principal and interest on the DTC registered certificates. Participants and indirect participants with whom DTC registered certificateholders have accounts with respect to DTC registered certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective DTC registered certificateholders. Accordingly, although DTC registered certificateholders will not possess physical certificates, the rules provide a mechanism by which DTC registered certificateholders will receive payments and will be able to transfer their interest.

        Unless and until definitive certificates are issued, DTC registered certificateholders who are not participants may transfer ownership of DTC registered certificates only through participants and Indirect participants by instructing the participants and indirect participants to transfer the DTC registered certificates, by book-entry transfer, through DTC for the account of the purchasers of the DTC registered certificates, which account is maintained with their respective participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of DTC registered certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing DTC registered certificateholders.

        Under a book-entry format, DTC registered certificateholders of the DTC registered certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co.. Payments with respect to DTC registered certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customer or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a DTC registered certificateholder to pledge DTC registered certificates to persons or entities that do not participate in the Depositary system, or otherwise take actions relating to the DTC registered certificates, may be limited due to the lack of physical certificates for the DTC registered certificates. In addition, issuance of the DTC registered certificates in book-entry form may reduce the liquidity of the DTC registered certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

        DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the DTC registered certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the DTC registered certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the DTC registered certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by holders of DTC registered certificates under the pooling and servicing agreement on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some DTC registered certificates which conflict with actions taken with respect to other DTC registered certificates.

        Definitive    certificates    will   be   issued   to   DTC   registered
certificateholders of the DTC registered certificates, or their nominees, rather than to DTC, if:

          o the trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the DTC registered certificates and the trustee is unable to locate a qualified successor,

          o the trustee elects to terminate a book-entry system through DTC or

          o after the occurrence of an event of default, under the pooling and servicing agreement, DTC registered certificateholders of any class aggregating at least a majority of the outstanding voting rights of the DTC registered certificates advise the DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the DTC registered certificateholders.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all DTC registered certificateholders of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re- registration, the trustee will issue and authenticate definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of DTC registered certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I hereto and "Description of the Securities--Form of Securities" in the prospectus.

        DTC has advised the depositor that management of DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Y2K problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to DTC services continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised the Industry, is expected to be completed within appropriate time frames.

        However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the industry that it is contacting and will continue to contact third party vendors from whom DTC acquires services to

          o impress upon them the importance of those services being Y2K compliant; and

          o determine the extent of their efforts for Y2K remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing any contingency plans as it deems appropriate.

        According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC registered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        For  additional   information  regarding  DTC  and  the  DTC  registered
certificates, see "Description of the Securities--Form of Securities" in the prospectus.

Glossary of Terms

     Accrued Certificate Interest --With respect to any distribution date, an amount equal to:

          o in the case of each class of offered certificates, other than the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the per annum rate at which interest accrues on that class, or pass-through rate; and

          o in the case of the Fixed Strip Certificates, interest accrued during the related Interest Accrual Period on the Notional Amount thereof for that distribution date at the pass- through rate on that class for that distribution date, in each case less interest shortfalls from the mortgage loans, if any, allocated thereto for that distribution date, including: o any Prepayment Interest Shortfall to the extent not covered by Excess Cash Flow;


          o    the interest portions of Realized Losses; and

          o any other interest shortfalls on the mortgage loans, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations, all allocated as described below;

provided, however, that in the event that any shortfall described in the immediately preceding three clauses above is allocated to the offered certificates, or the Available Distribution Amount on any distribution date is less than the Senior Interest Distribution Amount for that date, the amount of any shortfall will be drawn under the policy and distributed to the holders of the offered certificates. Notwithstanding the foregoing, if payments are not made as required under the policy, any interest shortfalls may be allocated to the certificates as described above. See "--Certificate Guaranty Insurance Policy" below. Accrued Certificate Interest on each class of offered certificates will be distributed on a pro rata basis. Accrued Certificate Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Available Distribution Amount -- For any distribution date, an amount equal to:

          o the aggregate amount of actual payments on the mortgage loans received during the related Collection Period after deduction of the related servicing fees and any subservicing fees and

          o some unscheduled collections, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the mortgage loans, received during the related collection period.

        Bankruptcy Amount -- As of any date of determination, an amount equal to $________ less the sum of any Realized Losses on the mortgage loans due to Bankruptcy Losses up to that date of determination.

        Certificate Principal Balance -- For any class of Class A Certificates as of any date of determination, the initial Certificate Principal Balance of that certificate, reduced by the aggregate of:

          o all amounts allocable to principal previously distributed with respect to that certificate and

          o any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, unless these amounts have been paid under the policy.

        The Certificate Principal Balance of the Class R-II Certificates in the aggregate, as of any date of determination, is equal to the excess, if any, of the then aggregate Stated Principal Balance of the mortgage loans over the then aggregate Certificate Principal Balance of the Class A Certificates. The Class R[-I] Certificates will have no Certificate Principal Balance.

        Class A Principal Distribution Amount -- An amount equal to the lesser of:

               (a)  the excess of (i) the  Available  Distribution  Amount  over
                    (ii) the Senior Interest Distribution Amount; and

               (b) the sum of:

               (i) the portion allocable to principal of all scheduled monthly payments on the mortgage loans received with respect to the related collection period;

               (ii) the principal portion of all proceeds of the repurchase of any mortgage loans, or, in the case of a substitution, some amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related collection period;

               (iii) the principal portion of all other unscheduled collections received on the mortgage loans during the related collection period, or deemed to be received during the related collection period, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not previously distributed;

     (iv) the amount of any Realized Loss Distribution Amount for that distribution date; and

     (v) the amount of any Reserve Increase Amount for that distribution date; minus

     (vi) the amount of any Reserve Reduction Amount for that distribution date.

        In no event will the Class A Principal Distribution Amount with respect to any distribution date be less than zero or greater than the then outstanding Certificate Principal Balances of the Class A Certificates.

        Excess Cash Flow -- For any distribution date, the excess of:

        o      the Available Distribution Amount for the distribution date over

        o      the sum of:

               o the Senior Interest Distribution Amount payable to the Class A Certificateholders on that distribution date and

               o the sum of the amounts relating to the mortgage loans described in clauses (b)(i)-(iii) of the definition of Class A Principal Distribution Amount.

     Excess Loss Amount -- On any distribution date, an amount equal to the sum of:

               o any Realized Losses, other than as described in the next three succeeding clauses below, for the related collection period which, when added to the aggregate of the Realized Losses for all preceding collection periods exceed $________,

               o any Special Hazard Losses in excess of the Special Hazard Amount, o any Fraud Losses in excess of the Fraud Loss Amount, o any Bankruptcy Losses in excess of the Bankruptcy Loss Amount, and o Extraordinary Losses.

        Excess  Reserve  Amount --With  respect to any  distribution  date,  the
        excess,   if  any,  of:

                    o the Outstanding Reserve Amount on that distribution date over

                    o    the Reserve Amount Target.

     Fraud Loss Amount -- As of any date of determination after the cut-off date, an amount equal to:

                    o prior to the first anniversary of the cut-off date, an amount equal to __% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date minus the aggregate of any Realized Losses on the mortgage loans due to Fraud Losses up to that date of determination;

     o from the first to the second anniversary of the cut-off date, an amount equal to:

               o      the lesser of :

                    o the Fraud Loss Amount as of the most recent anniversary of the cut- off date and

                    o __% of the aggregate Stated Principal Balance of the mortgage loans as of the most recent anniversary of the cut-off date minus

                    o the aggregate of any Realized Losses on the mortgage loans due to Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination; and

     o from the second to the fifth anniversary of the cut-off date, an amount equal to:

               o      the lesser of:

                    o the Fraud Loss Amount as of the most recent anniversary of the cut- off date and

                    o __% of the aggregate Stated Principal Balance of the mortgage loans as of the most recent anniversary of the cut-off date minus

                    o the aggregate of any Realized Losses on the mortgage loans due to Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination.

On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero.

        Interest Accrual Period -- For all classes of certificates, the calendar month preceding the month in which the distribution date occurs.

        Lockout Certificate Percentage -- A percentage calculated for each distribution date equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A-I Certificates.

        Lockout Distribution Percentage -- For any distribution date occurring prior to the distribution date in _________ , 0%. The Lockout Distribution Percentage for any distribution date occurring after the first three years following the closing date will be as follows:

                    o for any distribution date during the fourth and fifth years after the closing date, 45%

                    o for any distribution date during the sixth year after the closing date, 80% o for any distribution date during the seventh year after the closing date, 100% o for any distribution date thereafter, the lesser of:

                      o      300% of the Lockout Certificate Percentage and

                      o      100%.

Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A-I Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

        Notional Amount -- With respect to the Fixed Strip Certificates as of any distribution date prior to the distribution date in _______, the sum of:

        o      the lesser of:

               o      $________ and

               o the aggregate Certificate Principal Balance of the Class A-I Certificates on that distribution date and o the lesser of o $_________ an

               o the aggregate Certificate Principal Balance of the [Class A-II] Certificates on that distribution date.

        The Notional Amount of the Fixed Strip Certificates as of any distribution date after the distribution date in ________ will be equal to $0. References in this prospectus supplement to the Notional Amount are used solely for some calculations and do not represent the right of the Fixed Strip Certificates to receive distributions allocable to principal.

        Outstanding Reserve Amount -- With respect to any distribution date, the excess, if any, of:

               o the aggregate Stated Principal Balances of the mortgage loans immediately following that distribution date over

               o the Certificate Principal Balance of the Class A Certificates as of that date, after taking into account the payment to the Class A Certificates of the amounts described in clauses (b)(i)-(iv) of the definition of Class A Principal Distribution Amount on that distribution date.

        Realized Loss Distribution Amount -- For any distribution date, to the extent covered by Excess Cash Flow for that distribution date, as described in this prospectus supplement under "--Overcollateralization Provisions", (A) 100% of the principal portion of any Realized Losses, other than Excess Loss Amounts, incurred, or deemed to have been incurred, on any mortgage loans in the related collection period, plus (B) any Realized Losses, other than any Excess Loss Amounts, remaining undistributed from any preceding distribution date, together with interest from the date initially distributable to the date paid, provided, that any Realized Losses shall not be required to be paid to the extent that the Realized Losses were paid on the Class A Certificates by means of a draw on the policy or were reflected in the reduction of the Outstanding Reserve Amount.

        Reserve Amount Target -- The required level of the Outstanding Reserve Amount with respect to a distribution date.

        Reserve Increase Amount -- Any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

        Reserve Reduction Amount -- For any distribution date, the lesser of :
        o      the Excess Reserve Amount and
        o      the  amount  available  for  distribution  specified  in  clauses
               (b)(i)-(iii) of the definition of Class A Principal Distribution Amount on that distribution date.

        Senior Interest Distribution Amount -- On any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the offered certificates for that distribution date.

        Special Hazard Amount --As of any date of determination following the cut-off date, the an amount equal to $________ less the sum of:

               o the aggregate of any Realized Losses on the mortgage loans due to Special Hazard Losses and

               o an adjustment amount calculated under the terms of the pooling and servicing agreement.

Distributions

        Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______ 1999. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date. See "Description of the Certificates--Distributions" in the prospectus. Distributions will be made by check or money order mailed, or upon the request of a certificateholder owning certificates having denominations, by principal balance or notional amount, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution relating to the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution. A business day is any day other than:

        o      a Saturday or Sunday or

        o a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

Available Distribution Amount

        The master servicer may elect to treat unscheduled collections, not including mortgagor prepayments, as amounts included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement, under "--Principal Distributions," any amount with respect to which this election is so made shall be treated as having been received on the last day of the related collection period for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the collection period is the calendar month preceding the month in which that distribution date occurs.

Interest Distributions

        Holders of each class of offered certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date to the extent described in this prospectus supplement.

        Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment. However, with respect to any distribution date, any Prepayment Interest Shortfalls during the related collection period will be offset first by Excess Cash Flow to the extent available and then by the policy.

        The pass-through rates on all classes of offered certificates are fixed and are listed on page S-__ hereof. The pass-through rates on all classes of the Class A Certificates will increase by __% per annum for each distribution date after the first distribution date on which the master servicer and the depositor are permitted to exercise their option to purchase the mortgage loans from the trust as described under "Pooling and Servicing Agreement--Termination," in this prospectus supplement. Notwithstanding the foregoing, the pass-through rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the certificateholders on or prior to any distribution date. The holders of the Fixed Strip Certificates will not be entitled to any distributions of principal and will not be entitled to any distributions of interest after the distribution date in _________.

Principal Distributions

        Holders of the Class A Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the Senior Interest Distribution Amount for that distribution date is distributed, the Class A Principal Distribution Amount.

        On any distribution date, if:

        o Realized Losses, other than Excess Loss Amounts, have occurred during the related collection period that are not covered by the Realized Loss Distribution Amount or the Outstanding Reserve Amount, or

        o there is an Excess Loss Amount with respect to that  distribution date a draw will be made on the policy and these amounts will be distributed to the Class A Certificateholders on that distribution date, in reduction of the Certificate Principal Balances thereof, in the manner described below. In addition, if on the distribution date in _______, the aggregate Stated Principal Balance of the mortgage loans is less than the aggregate Certificate Principal Balance of the Certificates, after giving effect to distributions to be made on that distribution date, the amount of the deficiency, or the undercollateralization amount, will be drawn on the policy and will be distributed to the Class A Certificateholders on that distribution date, in reduction of its Certificate Principal Balances, in the manner described below.

        On each distribution date, the credit enhancer shall be entitled to receive, after payment to the Senior Certificateholders of the Senior Interest Distribution Amount and the Class A Principal Distribution Amount for the certificates, as applicable, for that distribution date ,but before application of any Reserve Increase Amount, from the Excess Cash Flow after Prepayment Interest Shortfalls and some Realized Losses are allocated thereto, the sum of:

        o the premium payable to the credit enhancer with respect to the policy on that distribution date and any previously unpaid premiums with respect to the policy, together with its interest, and

        o the cumulative insurance payments by the credit enhancer under the policy to the extent not previously reimbursed, plus its interest.

        On each distribution date, the amount of the premium payable to the credit enhancer with respect to the policy is equal to one-twelfth of the product of a percentage specified in the insurance and indemnity agreement, dated ________, among the credit enhancer, the depositor, the master servicer and the trustee, and the Certificate Principal Balance of the Class A Certificates.

        Distributions of principal on the Class A Certificates on each distribution date will be made after distribution of the Senior Interest Distribution Amount as described under "--Interest Distributions" above. The Class A Principal Distribution Amount plus any amount drawn on the policy relating to principal shall be distributed concurrently to the Class A-I Certificates and Class A-II Certificates, in each case in accordance with the percentage of the amounts described in clauses (b)(i) through (iii) in the definition of the Class A Principal Distribution Amount derived from the related Loan Group, until the Certificate Principal Balances of the Class A-I Certificates or Class A- II Certificates have been reduced to zero. Thereafter, the Class A Principal Distribution Amount shall be distributed to the remaining class or classes of Class A Certificates, and in the case of the Class A-I Certificates, in accordance with the priorities described below, until its Certificate Principal Balances have been reduced to zero.

        The Class A Principal Distribution Amount plus any amount drawn on the policy relating to principal distributable to the Class A-I Certificates shall be distributed as follows:

               (a) first, to the Lockout Certificates, in reduction of its Certificate Principal Balance, an amount equal to the Lockout Distribution Percentage of the Class A Principal Distribution Amount distributable to the Class A-I Certificates, until its Certificate Principal Balance has been reduced to zero;

               (b) second, the balance of the Class A Principal Distribution Amount distributable to the Class A-I Certificates remaining after the distribution, if any, described in clause (A) above, shall be distributed as follows:

     (i) first, to the Class A-I-1 Certificates, until its Certificate Principal Balance has been reduced to zero;

     (ii) second, to the Class A-I-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

     (iii) third, to the Class A-I-3 Certificates, until its Certificate Principal Balance has been reduced to zero;

     (iv) fourth, to the Class A-I-4 Certificates, until its Certificate Principal Balance has been reduced to zero;

     (v) fifth, to the Class A-I-5 Certificates, until its Certificate Principal Balance has been reduced to zero; and

               (vi) sixth, to the Lockout Certificates, until its Certificate Principal Balance has been reduced to zero.

The Class A Principal Distribution Amount distributable to the Class A-II Certificates shall be distributed to the Class A-II Certificates, until its Certificate Principal Balance has been reduced to zero.

        The master servicer may elect to treat Insurance Proceeds, Liquidation Proceeds and other unscheduled collections, not including prepayments by the mortgagors, received in any calendar month as included in the Available Distribution Amount and the Class A Principal Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. If the master servicer so elects, these amounts will be deemed to have been received, and any related Realized Loss shall be deemed to have occurred, on the last day of the month prior to its receipt.

Overcollateralization Provisions

        On each distribution date, Excess Cash Flow, if any, is applied on that distribution date as an accelerated payment of principal on the Class A Certificates, but only in the manner and to the extent hereafter described. The Excess Cash Flow for any distribution date will derive primarily from the amount of interest collected on the mortgage loans in excess of the sum of:

        o      the Senior Interest Distribution Amount,
        o      the premium payable on the policy and
        o      accrued servicing fees,

in each case relating to that distribution date. Excess Cash Flow will be applied on any distribution date; first, to pay Prepayment Interest Shortfalls; second, to pay the Realized Loss Distribution Amount for that distribution date; third, to the payment of the premium fee with respect to that distribution date and any previous distribution date, to the extent not previously paid, together with its interest; fourth, to the payment of cumulative insurance payments plus its interest; fifth, to pay any Reserve Increase Amount; sixth, to pay some other reimbursement amounts owed to the credit enhancer; and last, to pay to the holder of the Class R-II Certificates.

        The Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Reserve Amount Target exceeds the Outstanding Reserve Amount as of that distribution date.

        As to any distribution date prior to the distribution date in ________, the Reserve Amount Target will be __% of the aggregate cut-off date balance. As to any distribution date on or after the distribution date in _________, the Reserve Amount Target will be equal to the lesser of:

          o    the Reserve Amount Target as of the cut-off date and

          o __% of the aggregate Stated Principal Balance of the mortgage loans immediately preceding that distribution date,

but not lower than $________, __% of the aggregate cut-off date balance, plus __% of the outstanding Stated Principal Balance of all of the mortgage loans that are 90 or more days delinquent as of that distribution date; provided, however, that any scheduled reduction to the Reserve Amount Target described above shall not be made as of any distribution date unless:

        o the outstanding Stated Principal Balance of the mortgage loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Stated Principal Balance of all the mortgage loans averaged over the last six months does not exceed __%,

        o the aggregate cumulative Realized Losses on the mortgage loans prior to any distribution date occurring during the first year and the second year, or any year thereafter, after the distribution date in ______ are less than __% and __%, respectively, of the aggregate cut-off date balance and

          o there has been no draw on the policy on that distribution date that remains unreimbursed.

In addition, the Reserve Amount Target may be reduced with the prior written consent of the credit enhancer and the rating agencies.

        In the event that the Reserve Amount Target is permitted to decrease or "step down" on a distribution date in the future, a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates on that distribution date shall not be distributed to the holders of the Class A Certificates on that distribution date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans, and of reducing the Outstanding Reserve Amount. If, on any distribution date, the Excess Reserve Amount is, or, after taking into account all other distributions to be made on that distribution date would be, greater than zero, i.e., the Outstanding Reserve Amount is or would be greater than the related Reserve Amount Target, then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on that distribution date shall instead be distributed to the holders of the Class R-II Certificates in an amount equal to the Reserve Reduction Amount.

        The  aggregate  cut-off  date  balance  will be  $_______  less than the aggregate  Certificate  Principal  Balance  of  the  certificates.  If,  on  the distribution date in _____, after application of the Class A Principal Distribution Amount and any amounts drawn on the policy to be distributed on that distribution date, the Stated Principal Balance of the mortgage loans would be less than the Certificate Principal Balance of the Class A Certificates, the credit enhancer will be required to deposit in the Certificate Account the amount  of  that  difference,  unless  available  funds  are on  deposit  in the
Certificate Account. These funds will be distributed to the Class A Certificateholders entitled to receive a distribution of principal on that distribution date, in proportion to the amount of the Class A Principal Distribution Amount payable to the certificateholders on that distribution date, in reduction of the their Certificate Principal Balances.

Excess Loss Amounts

        Excess Loss Amounts will not be covered by any Realized Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts, however, will be covered by the policy, and in the event payments are not made as required under the policy, these losses will be allocated to the certificates pro rata based on their outstanding Certificate Principal Balances.

        The Special Hazard Amount shall initially be equal to $________.

        The Fraud Loss Amount shall initially be equal to $________.

        The Bankruptcy Amount will initially be equal to $________.

        With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. The master servicer will treat any mortgage loan that is 180 days or more delinquent as having been finally liquidated.

Certificate Guaranty Insurance Policy

        On the closing date, __________, the credit enhancer, will issue its certificate guaranty insurance policy, or policy, in favor of the trustee on behalf of the certificateholders. The policy will unconditionally and irrevocably guarantee some payments on the certificates. On each distribution date, a draw will be made on the policy equal to the sum of:

        o the amount by which accrued interest on the certificates at the respective pass- through rates for that distribution date exceeds the amount on deposit in the Certificate Account available for interest distributions on that distribution date,

        o any Realized Losses, other than any Excess Loss Amount, for that distribution date, to the extent not currently covered by a Realized Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and

        o      any Excess Loss Amount for that distribution date.

        In addition, on the distribution date in _______, a draw will be made on the policy to cover the undercollateralization amount, if any, if that amount is not otherwise available in the Certificate Account.

In addition, the policy will guarantee the payment of the outstanding Certificate Principal Balance of the certificates on the final distribution date. In the absence of payments under the policy, certificateholders will directly bear the credit risks associated with their investment to the extent these risks are not covered by the Outstanding Reserve Amount or otherwise.

        The policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to its conflict of laws principles.

        The policy is not cancelable for any reason. The premium on the policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the offered certificates.

                               THE CREDIT ENHANCER

        The following information has been supplied by _____________, the credit enhancer, for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriter or any of their affiliates as to the accuracy or completeness of the information.

        [The credit enhancer is a __________-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of _________ and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The credit enhancer primarily insures newly issued municipal and structured finance obligations. The credit enhancer is a wholly owned subsidiary of __________ (formerly, _________.) a 100% publicly-held company. _______________________________ have each assigned a triple-A claims-paying ability rating to the credit enhancer.

        The consolidated financial statements of the credit enhancer and its subsidiaries as of ______________ and ______________, and for the three years ended ______________, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of ______________ (which was filed with the Commission on ______________; Commission File Number ______________) and the consolidated financial statements of the credit enhancer and its subsidiaries as of ______________ and for the periods ending ______________ and ______________ included in the Quarterly Report on Form 10-Q of ______________ for the period ended ______________ (which was filed with the Commission on ______________), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        All financial statements of the credit enhancer and its subsidiaries included in documents filed by ______________ with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

        The following table sets forth the credit  enhancer's  capitalization as
of   ______________,    ______________,   ______________   and   ______________,
respectively, in conformity with generally accepted accounting principles.

                              Consolidated Capitalization Table
                                    (Dollars in Millions)

                                        [Date]     [Date]     [Date]    [Date]
                                                                     (Unaudited)

Unearned premiums........................
Other liabilities........................
    Total liabilities....................
Stockholder's equity:
    Common Stock.........................
    Additional paid-in capital...........
    Accumulated other comprehensive income
    Retained earnings....................
    Total stockholder's equity...........
    Total liabilities and stockholder's equity


        For additional financial information concerning the credit enhancer, see the audited and unaudited financial statements of the credit enhancer incorporated by reference in this prospectus supplement. Copies of the financial statements of the credit enhancer incorporated in this prospectus supplement by reference and copies of the credit enhancer's annual statement for the year ended ___________ prepared in accordance with statutory accounting standards are available, without charge, from the credit enhancer. The address of the credit enhancer's administrative offices and its telephone number are ____________.

        The credit enhancer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the credit enhancer and presented under the headings "The Credit Enhancer" and "Description of the Certificates--Certificate Guaranty Insurance Policy" and in the financial statements incorporated in this prospectus supplement by reference.]

        THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                         MATERIAL YIELD AND PREPAYMENT CONSIDERATIONS

General

        The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. In addition, the yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to some breaches of representations.

        The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield and Prepayment Considerations", no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

        A subservicer may allow the refinancing of a mortgage loan by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the Subservicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre- approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of those mortgage loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the mortgage loans remaining in the trust may decline.

        The mortgage loans in most cases may be prepaid by the mortgagors at any time. However, in some circumstances, some of the mortgage loans will be subject to a prepayment charge. See "Description of the Mortgage Pool" in this prospectus supplement.

        Most of the mortgage loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal collections on the mortgage loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during some periods no principal collections or a disproportionately small portion of principal collections will be distributed on the Lockout Certificates. Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. On the other hand, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the mortgage loans may experience a higher rate of prepayments than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments on the mortgage loans.

        The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Reserve Reduction Amount is released. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

        The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios or low Junior Ratios. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" and "Risk Factors" in the prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

        To the extent that any losses are incurred on any of the mortgage loans that are not covered by the Realized Loss Distribution Amount, a reduction in the Outstanding Reserve Amount or the policy, holders of the certificates will bear all risk of the losses resulting from default by mortgagors. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" in the prospectus. Even where the policy covers all losses incurred on the mortgage loans, this coverage may accelerate principal payments on the Class A
Certificates,   thus  reducing  the  weighted   average  life  of  the  Class  A
Certificates.

        Because the mortgage rates on the mortgage loans and the pass-through rates on the offered certificates are fixed, the rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

        Class A-I Certificates and Class A-II Certificates: The rate and timing of principal payments on and the weighted average lives of the Class A-I Certificates and Class A-II Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the mortgage loans in the related Loan Group.

        Sequentially Paying Classes: The Class A-I Certificates, other than the Fixed Strip Certificates, are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes of Class A-I Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Group I Loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A-I Certificates with a later priority of payment will be affected by the rates of prepayment of the Group I Loans experienced both before and after the commencement of principal distributions on these classes.

        Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any payments of principal prior to the distribution date occurring in ________ and prior to the distribution date occurring in ________ will receive a disproportionately small portion of payments of principal, unless the Certificate Principal Balances of the Class A-I Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average lives of the Lockout Certificates will be longer than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of certificates entitled to these distributions. However, beginning with the distribution date occurring in _______, the Lockout Certificates may receive a disproportionately large percentage of principal collections until their Certificate Principal Balance is reduced to zero.

        In addition, the yield to maturity on each class of the offered certificates will depend on, among other things, the price paid by the holders of the offered certificates and the related pass- through rate. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium.

In general, if a class of offered certificates is purchased at a premium and its principal distributions occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. On the other hand, if a class of offered certificates is purchased at a discount and principal distributions on that class of offered certificates occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

        Assumed Final Distribution Date: The assumed final distribution date with respect to the Class A Certificates is __________, which date is six months after the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

        The actual final distribution date with respect to each class of Class A
Certificates   could  occur   significantly   earlier  than  the  assumed  final
distribution date for that class because:

        o Excess Cash Flow will be used to make accelerated payments of principal, i.e. Reserve Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates of each class,

          o    prepayments are likely to occur,  which will also have the effect
               of  shortening  the  weighted   average  lives  of  the  Class  A
               Certificates and

        o the master servicer or the depositor may cause a termination of the trust when the aggregate Stated Principal Balance of the mortgage loans in the trust is less than 10% of the aggregate cut-off date balance.

        Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

        The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% prepayment assumption assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.1818182% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a CPR of

28% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

        The tables below entitled "Percent of Initial Principal Balance Outstanding of the Class A-I Certificates at the Following Percentages of the Prepayment Assumption" and "Percent of Initial Certificate Principal Balance Outstanding of the Class A-II Certificates at the Following Percentages of the Prepayment Assumption" have been prepared on the basis of some assumptions as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, that:

          o as of the date of issuance of the Class A Certificates, the mortgage loans have the following structuring assumptions:

Group I Loans

                                                                       Original     Remaining
                                                                         Term to      Term to
     Range of Original Terms to         Aggregate                        Maturity     Maturity
              Maturity                   Principal        Mortgage          (in         (in
             (in years)                  Balance            Rate          months)       months)
_______________________________________________________________________________________________
                                            $                %
                                            $                %
                                            $                %
                                            $                %
                                            $                %
                                            $                %

                                                                       Original     Remaining
                                                                         Term to      Term to
     Range of Original Terms to         Aggregate                        Maturity     Maturity
              Maturity                   Principal        Mortgage          (in         (in
             (in years)                  Balance            Rate          months)       months)
_______________________________________________________________________________________________
                                            $                %
                                            $                %
                                            $                %
                                            $                %
                                            $                %
                                            $                %



          o with respect to each mortgage loan, the aggregate servicing fee rate and policy premium rate will be __% per annum;

        o except with respect to the Balloon Loans, the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

        o none of the sellers, the master servicer or the depositor will repurchase any mortgage loan, as described under "Mortgage Loan Program--Representations Relating to Mortgage Loans" and "Description of the Certificates--Assignment of Trust Fund Assets" in the prospectus, and neither the master servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust;

        o there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table;

          o there is no Prepayment Interest Shortfall or any other interest shortfall in any month;

          o payments on the certificates will be received on the 25th day of each month, commencing ____________;

        o      payments on the mortgage loans earn no reinvestment return;

          o there are no additional ongoing trust expenses payable out of the trust; and

        o      the certificates will be purchased on ____________.

        The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of the prepayment assumption until maturity or that all of the mortgage loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

        Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Class A Certificates, and describe the percentages of the initial Certificate Principal Balance of each class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the prepayment assumption.

                                   [Insert DEC Tables here]

Fixed Strip Certificate Yield Considerations

        Investors should note that the Fixed Strip Certificates are only entitled to distributions prior to the Distribution Date in _________. The yield to investors on the Fixed Strip Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, under some extremely rapid rate of prepayment scenarios. In addition, if prior to the distribution date in _________, the master servicer or the depositor effects an optional termination of the mortgage loans, the Fixed Strip Certificates will receive no further distributions. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the mortgage loans could result in the failure of these investors to fully recover their investments.

        The following table indicates the sensitivity of the pre-tax yield to maturity on the Fixed Strip Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments of interest on the Fixed Strip Certificates and computing the corresponding pre- tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions, including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price described below. Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Fixed Strip Certificates may result in yields being different from those shown in the table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                  Pre-Tax Yield to Maturity of the Fixed Strip Certificates at the Following Percentages of the Prepayment Assumption

Assumed Purchase        %                  %               %                 %
Price
________________________________________________________________________________
                        %                  %               %                 %

        Each pre-tax yield to maturity described in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Fixed Strip Certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Fixed Strip Certificates, and thus do not reflect the return on any investment in the Fixed Strip Certificates when any reinvestment rates other than the discount rates are considered.

        Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Fixed Strip Certificates may differ from those shown in the table, even if all of the mortgage loans prepay at the indicated constant percentages of the prepayment assumption over any given time period or over the entire life of the certificates.

        There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Fixed Strip Certificates will conform to the yields described in this prospectus supplement. Moreover, the various remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the mortgage loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Fixed Strip Certificates should fully consider the risk that an extremely rapid rate of prepayments on the mortgage loans could result in the failure of the investors to fully recover their investments.

        For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

                         POOLING AND SERVICING AGREEMENT

General

        The certificates will be issued under a pooling and servicing agreement dated as of ________, among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will appoint _____________ to serve as custodian in connection with the certificates. The certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual Certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Funding Mortgage Securities II, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Agreements--The Trustee" in the prospectus.

The Master Servicer

        Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus and "Description of the Mortgage Pool--Residential Funding" in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

        The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan. The weighted average servicing fee as of the cut-off date will be approximately __% per annum. The servicing fees consist of servicing compensation payable to the master servicer relating to its master servicing activities, and subservicing and other related compensation payable to the Subservicer. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "Description of the Securities--Servicing and Administration of Trust Assets--Servicing Compensation and Payment of Expenses" in the prospectus for information regarding other possible compensation to the master servicer and the Subservicers and for information regarding expenses payable by the master servicer.

Refinancing of Senior Lien

        The master servicer may permit the refinancing of any existing lien senior to a mortgage loan, provided that some conditions described in the pooling and servicing agreement are satisfied and the resulting combined LTV ratio does not exceed 100%.

Collection and Liquidation Practices; Loss Mitigation

        The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the master servicer determines that the action is not materially adverse to the interests of the holder of the offered certificates or the credit enhancer and is generally consistent with the master servicer's policies with respect to similar loans; and provided further that some of the modifications, including reductions in the mortgage rate, partial forgiveness or a maturity extension, may only be taken if the mortgage loan is in default or if default is reasonably foreseeable. With respect to mortgage loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure on the mortgaged property, writing off the balance of the mortgage loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See ""Description of the Securities--Servicing and Administration of Trust Assets--Collection and Other Servicing Procedures" and "--Realization Upon Defaulted Mortgage Loans" in the prospectus.

Voting Rights

        Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to that percentage of the outstanding voting rights. __% of all voting rights will be allocated among all holders of the Class A Certificates in proportion to their then outstanding Certificate Principal Balances, and __%, __% and __% of all voting rights will be allocated among holders of the Fixed Strip Certificates, the Class R-I Certificates and the Class R-II Certificates, respectively, in proportion to the percentage interests evidenced by their respective certificates. So long as there does not exist a failure by the credit enhancer to make a required payment under the policy, a credit enhancer default, the credit enhancer shall have the right to exercise all rights of the holders of the offered certificates under the pooling and servicing agreement without any consent of the holders, and the holders may exercise their rights only with the prior written consent of the credit enhancer except as provided in the pooling and servicing agreement.

Termination

        The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the offered certificates are described in "The Agreements--Termination; Redemption of Securities" in the prospectus. The master servicer or the depositor will have the option on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate cut-off date balance:

          o to purchase all remaining mortgage loans and other assets in the trust, except for the policy, thereby effecting early retirement of the offered certificates, or

          o to purchase in whole, but not in part, the certificates. Any purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of:

               o 100% of the unpaid principal balance of each mortgage loan, or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to the mortgaged properties has been acquired if the fair market value is less than the unpaid principal balance, as of the date of repurchase plus

               o    its accrued  interest at the Net  Mortgage  Rate to, but not
                    including,   the  first  day  of  the  month  in  which  the
                    repurchase price is distributed and

               o any amounts due to the credit enhancer under the insurance and indemnity agreement.

        Distributions on the certificates relating to any optional termination will be paid, first, to the offered certificates, in an amount equal to the Certificate Principal Balance of each class plus one month's interest accrued on those offered certificates at the related pass-through rate, plus any previously unpaid Accrued Certificate Interest and second, except as described in the pooling and servicing agreement, to the Residual Certificates. Any purchase of mortgage loans and termination of the trust requires the consent of the credit enhancer if it would result in a draw on the policy. Any purchase of the certificates, will be made at a price equal to 100% of its Certificate Principal Balance plus the sum of one month's interest accrued on those certificates at the applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of the certificates or at any time thereafter, at the option of the master servicer or the depositor, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the master servicer or the depositor.

                           MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        Upon the issuance of the offered certificates, ____________, counsel to the depositor, will deliver an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under the Internal Revenue Code.

        For federal income tax purposes:

               o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I

               o      each  class  of  offered   certificates   will   represent
                      ownership of "regular interests" in REMIC II and will generally be treated as debt instruments of REMIC II and

               o the Class R-II Certificates will constitute the sole class of "residual certificates" in REMIC II.

        See "Material Federal Income Tax Consequences--REMICs and FASITs" in the prospectus.

        For federal income tax reporting purposes, the offered certificates, other than the [Class A-I-1 Certificates and Fixed Strip Certificates], will not and the [Class A-I-1 Certificates and Fixed Strip Certificates] will be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to __% of the prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--REMICs and FASITs--Taxation of Owners of REMIC and FASIT Regular Securities" and "--REMICs and FASITs--Original Issue Discount" in the prospectus.

        If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, in particular the Fixed Strip Certificates, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

        In some circumstances OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

        Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--REMICs and FASITS--Taxation of Owners of REMIC and FASIT Regular Securities" and "--Premium" in the prospectus.

        The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A), formerly Section 856(c)(5)(A), of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of certificate under the right of the master servicer or the depositor to repurchase the offered certificates may adversely affect any REMIC that holds the offered certificates if the repurchase is made under circumstances giving rise to a prohibited transaction tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs and FASITs--Characterization of Investments in REMIC and FASIT Certificates" in the prospectus.

        Residential Funding will be designated as the "tax matters person" with respect to REMIC I and REMIC II as defined in the REMIC provisions, and in connection therewith will be required to hold not less than 0.01% of each of the Class R-I Certificates and Class R-II Certificates.

New Withholding Regulations

        The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 2000, subject to some transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

        For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--REMICs and FASITs" in the prospectus.

                                    METHOD OF DISTRIBUTION

        Subject to the terms and conditions of an underwriting agreement, dated ________, __________ has agreed to purchase and the depositor has agreed to sell the Class A Certificates and

Class IO Certificates. It is expected that delivery of the certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

        In connection with the offered certificates, the underwriter has agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the offered certificates if any of its offered certificates are purchased thereby.

        The  underwriting   agreement  provides  that  the  obligations  of  the
underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

        The distribution of the offered certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately __% of the aggregate Certificate Principal Balance of the offered certificates plus its accrued interest from the cut-off date.

        The underwriter may effect these transactions by selling the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some civil liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        There can be no assurance that a secondary market for the certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders,"which will include information as to the outstanding principal balance of the certificates. There can be no assurance that any additional information regarding the certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of this type of information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

        The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                        LEGAL OPINIONS

        Material legal matters relating to the offered certificates will be passed upon for the depositor by ________________ and for the underwriter by
_________________.

                                     EXPERTS

        The consolidated financial statements of ____________ and subsidiaries, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of __________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                     RATINGS

        It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by _______________. and _________________. It is a condition to the issuance of the Fixed Strip Certificates that they be rated "AAAr" by _____________ and "AAA" by ______________.

        [The ratings assigned by _____________ to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. ____________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the offered certificates. ___________'s rating on the offered certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Material Yield and Prepayment Considerations" in this prospectus supplement. The "r" of the "AAAr" rating of the Fixed Strip Certificates by ___________ is attached to highlight derivative, hybrid, and some other obligations that _____________ believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of these obligations are:

               o securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swaps and options; and

               o      interest only and principal only mortgage securities.

        The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.]

        [The ratings assigned by _____________ to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure.
__________'s ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction described in the operative documents. ___________'s ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the rating on the Fixed Strip Certificates does not address whether investors therein will recoup their initial investments.]

        The depositor has not requested a rating on the offered certificates by any rating agency other than________ and ___________. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by ___________ and ____________.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Fixed Strip Certificates do not address the possibility that the holders of those certificates may fail to recover fully their initial investments. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any
additional   support  or  credit   enhancement   with  respect  to  the  offered
certificates.

                                       LEGAL INVESTMENT

        The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgaged properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates are subject to restrictions on investment, capital requirements or otherwise. See "Legal Investment Matters" in the prospectus.

        One or more classes of the offered certificates may be viewed as 'complex securities" under TB 13a, which applies to thrift institutions regulated by the OTS.

        The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the prospectus.


                                     ERISA CONSIDERATIONS

        A fiduciary of any ERISA plan or any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the offered certificates by, on behalf of or with ERISA plan assets of an ERISA plan may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations--Considerations for ERISA Plans Regarding the Purchase of Certificates--Prohibited Transaction Exemptions" in the prospectus. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act. See "ERISA Considerations" in the prospectus.

        Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal advisors with respect to the applicability of Section 401(c)

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of ERISA,  as described  under "ERISA  Considerations--Considerations  for ERISA
Plans  Regarding  the  Purchase  of   Certificates--Insurance   Company  General
Accounts" in the prospectus. The DOL issued final regulations under Section 401(c) on January 5, 2000, but these final regulations are generally not applicable until July 5, 2001.

        Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to:

        o whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and

        o the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment.

        The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

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                                     ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION

                                   PROCEDURES

        Except in certain limited circumstances, the globally offered Residential Funding Mortgage Securities II, Inc., Home Equity Loan Pass-Through Certificates, Series ________, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same day funds.

        Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

        Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

        Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of prior mortgage loan backed notes in same-day funds.

        Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

        As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

        Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

        Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

        o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

        o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

        o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

        Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

               o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

               o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

               o Exemption for Non-U.S. Persons--Form W-8 or Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, or Certificate of Foreign Status, or Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of the change. After December 31, 2000, only Form W-8BEN will be acceptable.

               o Exemption for Non-U.S. persons with effectively connected income--Form 4224 or Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, or Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or
                    Business in the United States, or Form W- 8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

               o Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form 1001 or Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, or Holdership, Exemption or Reduced Rate Certificate, or Form W-8BEN. Form 1001 or Form W-8BEN may be filed by Bond Holders or their agent. After December 31, 2000, only Form W-8BEN will be acceptable.

               o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

        U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed. The term "U.S. person" means:

        o             a citizen or resident of the United States;


        o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

          o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                Residential Funding Mortgage Securities II, Inc.

                                  $_______________


                   Home Equity Loan Pass-Through Certificates,
                                 Series _______


                              Prospectus Supplement

                             _______________________

                                  [Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _____________.